Filed Pursuant to Rule 424(b)(5)
Registration No. 333-227019

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 8, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated September 21, 2018)

Daré Bioscience, Inc.
Shares of Common Stock

We are offering                shares of our common stock, $0.0001 par value per share in a firm commitment public offering for a price equal to $        per share of common stock.
Our common stock is listed on the Nasdaq Capital Market under the symbol “DARE.” The last reported sale price of our common stock on April 5, 2019 was $1.31 per share.
The chairman of our board of directors has indicated an interest in purchasing up to $500,000 of our common stock in this offering at the public offering price. However, his indication of interest is not a binding agreement or commitment to purchase, and there is no assurance that he will purchase any shares in this offering. Any shares sold to him will be subject to a lock-up agreement as further described in this prospectus supplement.

 Investing in our common stock involves a high degree of risk. See “Risk Factors,” beginning on page S-7 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discounts and Commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” for a description of compensation payable to the underwriters.

We have granted to the underwriters an option to purchase up to an additional shares of common stock (up to 15% of the shares of common stock in this offering) at the public offering price, less the underwriting discount. The option is exercisable for 30 days. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the sale of common stock offered hereby. If the underwriters exercise the over-allotment option in full, the total underwriting discounts and commissions payable by us will be approximately $        , and the total proceeds to us, before expenses, will be approximately $        .
Delivery of the shares of common stock is expected to be made on or about April    , 2019, subject to customary closing conditions.

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The aggregate market value of our outstanding common stock held by non-affiliates, or our public float, is approximately $19.2 million, which was calculated in accordance with General Instruction I.B.6 of Form S-3 and is based on 9,129,203 shares of outstanding common stock held by non-affiliates as of April 8, 2019, and a price per share of $2.10, which was the last reported sale price of our common stock on the Nasdaq Capital Market on March 18, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will the aggregate market value of securities sold by us or on our behalf in a primary offering pursuant to the registration statement of which this prospectus supplement forms a part during any 12-calendar-month period exceed one-third of our public float, so long as our public float is less than $75.0 million. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Sole Book-Running Manager
Roth Capital Partners

Co-Manager
Aegis Capital Corp.

Prospectus Supplement Dated April    , 2019

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find Additional Information” on page S-13 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the underwriters have authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus supplement, including statements regarding our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” project,” “target,” “tend to,” or the negative version of these words and similar expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including those factors described in Part I, Item IA, “Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as any amendments thereto reflected in subsequent filings with the SEC, and under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and in any free writing prospectus. Given these uncertainties, you should not place undue reliance on any forward-looking statement. The following factors are among those that may cause such differences:

•	Inability to continue as a going concern;

•	Inability to raise additional capital, under favorable terms or at all;

•	Inability to successfully attract partners and enter into collaborations on acceptable terms;

•
Failure to select or capitalize on the most scientifically, clinically or commercially promising or profitable indications or therapeutic areas for our product candidates due to limited financial resources;

•	Inability to develop and commercialize our product candidates;

•
Failure or delay in starting, conducting and completing clinical trials or obtaining United States Food and Drug Administration, or FDA, or foreign regulatory approval for our product candidates in a timely manner;

•	A change in the FDA’s primary oversight responsibility;

•
A change in regulatory requirements for our product candidates, including the development pathway pursuant to Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, or the FDA's 505(b)(2) pathway;

•
Unsuccessful clinical trial outcomes stemming from clinical trial designs, failure to enroll a sufficient number of patients, higher than anticipated patient dropout rates, failure to meet established clinical endpoints, undesirable side effects and other safety concerns;

•	Negative publicity concerning the safety and efficacy of our product candidates, or of product candidates being developed by others that share characteristics similar to our candidates;

•	Inability to demonstrate sufficient efficacy of our product candidates;

•	Loss of our licensed rights to develop and commercialize a product candidate as a result of the termination of the underlying licensing agreement;

•	Monetary obligations and other requirements in connection with our exclusive, in-license agreements covering the patents and related intellectual property related to our product candidates;

•	Developments by our competitors that make our product candidates less competitive or obsolete;

•	Dependence on third parties to conduct clinical trials and to manufacture product candidates;

•	Dependence on third parties to supply clinical supplies and raw materials, drugs and other materials required to produce a finished product and to produce the quantities needed;

•	Failure of our product candidates, if approved, to gain market acceptance or obtain adequate coverage for third party reimbursement;

S-iii

•
A reduction in demand for contraceptives caused by an elimination of current requirements that health insurance plans cover and reimburse FDA-cleared or approved contraceptive products without cost sharing;

•	Lack of precedent to help assess whether health insurance plans will cover our product candidates;

•	The reimbursement environment relating to our product candidates at the time we obtain regulatory approval, if ever;

•	Difficulty in introducing branded products in a market made up of generic products;

•	Inability to adequately protect or enforce our, or our licensor’s, intellectual property rights;

•
Lack of patent protection for the active ingredients in certain of our product candidates which could expose those product candidates to competition from other formulations using the same active ingredients;

•	Higher risk of failure associated with product candidates in pre-clinical stages of development that may lead investors to assign them little to no value and make these assets difficult to fund;

•	Disputes or other developments concerning our intellectual property rights;

•	Actual and anticipated fluctuations in our quarterly or annual operating results;

•	Price and volume fluctuations in the stock market, and in our stock in particular, which could subject us to securities class-action litigation;

•	Litigation or public concern about the safety of our potential products;

•
Strict government regulations on our business, including various fraud and abuse laws, including, without limitation, the U.S. federal Anti-Kickback Statute, the U.S. federal False Claims Act and the U.S. Foreign Corrupt Practices Act;

•	Regulations governing the production or marketing of our product candidates;

•	Loss of, or inability to attract, key personnel; and

•	Increased costs as a result of operating as a public company, and substantial time devoted by our management to compliance initiatives and corporate governance practices.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the respective dates on which such statements were made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
All forward-looking statements are current only as of the respective dates on which such statements were made. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events, except as required by law.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-7 of this prospectus supplement and the financial statements and related notes and the other information that we incorporated by reference herein, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file from time to time.
Unless the context otherwise requires, all references in this prospectus supplement to “Daré,” “we,” “us,” “our,” “the Company” or similar words refer to Daré Bioscience, Inc., together with our consolidated subsidiaries.
Overview
We are a clinical-stage biopharmaceutical company committed to the advancement of innovative products for women’s health. We are driven by a mission to identify, develop and bring to market a diverse portfolio of differentiated therapies that expand treatment options, improve outcomes and facilitate convenience for women, primarily in the areas of contraception, vaginal health, sexual health and fertility.
Our Strategy
Our business strategy is to license or otherwise acquire the rights to differentiated product candidates in women's health, some of which have existing clinical proof-of-concept data, and to advance those candidates through clinical development and regulatory approval on our own or in collaboration with strategic partners.
We believe that there is an opportunity to fill the gap that exists in the development of innovations in women’s health between (a) non-profit organizations, small private companies and individual entrepreneurs that discover, innovate and conduct early-stage research and clinical development of product candidates, and (b) pharmaceutical companies that conduct late-stage clinical development and commercialize approved products. We believe that the development activities between these two ends of this spectrum (early pre-clinical and clinical development of product candidates on the one hand and late-stage clinical trials and commercialization of product candidates on the other) are currently underserved. In addition, we believe there are gaps in treatment options in the women's health market and there is an opportunity to provide therapies that address persistent unmet needs. We intend to fill the mid-stage development gap and to address the gaps in treatment options for women.
The dynamics of the women’s health market provide an opportunity for us to assemble a portfolio of candidates, including clinical-stage candidates, often with published human data. We have licensed or otherwise acquired four clinical-stage product candidates as well as a number of pre-clinical product candidates. While we will continue to assess opportunities to expand our portfolio, our current focus is on advancing our existing product candidates through late stages of development or approval. If successful, we intend to create a comprehensive global commercialization strategy with established pharmaceutical partners and regional distributors. Our global commercialization and development strategy includes partnering with pharmaceutical companies and regional distributors once we have advanced a candidate through mid-stage to late-stage development, including but not limited to entering into co-development and promotion agreements.
Our Clinical-Stage Product Candidates and Programs
We are initially focused on the areas of contraception, vaginal health, sexual health and fertility. We have focused primarily on adding product candidates to our portfolio with pre-clinical and early clinical testing data developed by third parties. Our development strategy is two-fold:

(1)
We intend to use existing data and any data we generate to prepare Investigational New Drug Applications, or INDs, or Investigational Device Exemptions, or IDEs, to the extent these have not already been prepared, and to design and implement additional pre-clinical and clinical trials to advance our programs toward the submission of New Drug Applications, or NDAs, or Premarket Approvals, or PMAs, for regulatory approval of our product candidates.

(2)
We intend to identify FDA-approved drugs and therapies that might benefit from a different formulation, manner of application or delivery method to enhance therapeutic outcomes and to expedite the development of these candidates under the FDA's 505(b)(2) pathway. We intend to utilize the FDA's 505(b)(2) pathway for three of our four existing clinical-stage candidates.

We believe our product candidates offer innovative therapeutic approaches that may provide meaningful benefits over current treatment options. We are currently developing four clinical-stage product candidates:

•	DARE-BV1, a unique hydrogel formulation of clindamycin phosphate 2% to treat bacterial vaginosis;

•	Ovaprene®, a non-hormonal monthly contraceptive intravaginal ring;

•	Sildenafil Cream, 3.6%, a novel cream formulation of sildenafil to treat female sexual arousal disorder; and

•	DARE-HRT1, a combination bio-identical estradiol and progesterone intravaginal ring for hormone replacement therapy following menopause.
DARE-BV1
In December 2018, we announced that we entered into agreements with Hammock Pharmaceuticals, Inc., TriLogic Pharma, LLC and MilanaPharm LLC, through which we acquired the exclusive global development and commercialization rights to a proprietary hydrogel drug delivery technology formulated with clindamycin, or DARE-BV1 (formerly known as MP-101), for the treatment of bacterial vaginosis, or BV, as well as similar rights to utilize the underlying proprietary hydrogel drug delivery technology for any vaginal or urological applications in humans. The proprietary in-situ gel system we licensed is designed to undergo transition from a viscous liquid to a bioadhesive gel, or solution-to-gel (sol-to-gel) transition, at the site of application using body temperature as the trigger, and release the incorporated active drug over multiple days, enabling single treatment products. In DARE-BV1, this proprietary technology is formulated with clindamycin, an antibiotic used to treat certain bacterial infections including BV, and is designed to produce a dual release pattern after vaginal application (an initial burst with approximately 50% of the active ingredient released in three days, followed by a slow release of the second 50% over the following four days), providing prolonged duration of exposure to clindamycin at the site of infection.
BV is a type of vaginal inflammation caused by the overgrowth of certain bacteria naturally found in the vagina. Symptoms include vaginal discharge, vaginal odor, vaginal pain, itching or burning, and burning during urination. We believe current BV therapies are inadequate and there is a significant unmet need for better treatment. Existing FDA-approved therapies have clinical cure rates (based on Amsel’s Diagnostic Criteria) of less than 70%. In an investigator initiated pilot study that enrolled 30 women between the age of 18 to 50, DARE-BV1 demonstrated an 88% clinical cure rate in the evaluable subjects (n=26) at the test-of-cure visit (Day 7-14) after one vaginal administration.
Because BV is a vaginal ailment, many women and providers prefer a treatment administered directly to the infection site over treatments taken orally. This is particularly true for antibiotics given the potential unwanted side effects accompanying oral systemic administration. Given the unique environment of the vagina, we believe one of the major challenges is keeping a vaginally-administered drug or therapeutic agent in place long enough to treat the infection. Our novel hydrogel formulation is designed for extended release (up to seven days) of the active ingredient, clindamycin phosphate 2%, at the site of infection. We believe our hydrogel’s unique adhesion properties and release profile led to the encouraging cure rates in the initial pilot study.
We intend to file a new IND during the second half of 2019 and to commence a Phase 3 clinical study of DARE-BV1 in approximately 250 women in the fourth quarter of 2019. If the study is successful, we plan to be in a position to file an NDA with the FDA in 2020. Based on discussions between the prior sponsor, MilanaPharm, and the FDA, we believe that one successful Phase 3 study, with sufficient power and size, would be sufficient for FDA approval of DARE-BV1 to treat BV. We plan to leverage the existing data and established safety profile of other products using clindamycin phosphate to utilize the FDA’s 505(b)(2) pathway for approval of DARE-BV1 for treatment of BV in the U.S. We anticipate that the cost for the Phase 3 clinical study, including manufacturing activities, and the NDA filing thereafter to be less than $10.0 million.
Ovaprene
We believe the need for more effective and convenient options is particularly true with contraception. While a variety of hormonal and non-hormonal options exist, there is a notable void: an effective, short-acting, non-hormonal method of contraception that does not require intervention at the time of intercourse.

Ovaprene is designed to provide monthly, hormone-free, convenient (inserted by the woman and worn for multiple weeks) contraceptive protection with “typical use” effectiveness comparable to the most effective barrier option (the diaphragm) and short-acting hormonal options (pill, patches and vaginal ring). Ovaprene is a silicone-reinforced ring with a soft, absorbable scaffolding that encircles a fluid-permeable barrier. A non-braided, multi-filament mesh in the center of the ring functions as a physical barrier to sperm. The silicone ring also releases two ingredients-ascorbic acid and ferrous gluconate-that act together to create a spermiostatic environment within the vagina. If approved, Ovaprene would represent a new category of birth control.
In a postcoital test, or PCT, pilot study conducted in 20 women and published in The Journal of Reproductive Medicine® in 2009, Ovaprene demonstrated the ability to immobilize sperm and prevent their progression into the cervical mucus. The study also demonstrated the acceptability of the device to both partners. No colposcopic abnormalities, no significant changes in vaginal flora and no serious adverse effects were observed.
Ovaprene is a combination product that underwent a request for designation process within the Office of Combination Products at the FDA. The FDA designated Center for Devices and Radiological Health, or CDRH, as the lead agency FDA program center for premarket review and product regulation. It also provided notice that CDRH determined that a PMA will be required to market Ovaprene in the U.S.
Our clinical development plan for Ovaprene is guided by the size, structure and results of other barrier contraceptive devices using active agents that obtained FDA approval with CDRH as lead review division because we believe they provide a good indication of the FDA requirements for Ovaprene. Specifically, in addition to demonstrating biocompatibility and safety, we expect the clinical requirements for FDA approval for Ovaprene will include obtaining safety and preliminary efficacy data in a PCT clinical trial, and conducting one large, single-arm safety and efficacy study, the pivotal clinical trial. We have not yet had communications with the FDA regarding the specific PMA requirements for Ovaprene and hence, the requirements for approval may be more extensive and costlier than we currently anticipate.
In May 2018, we announced the initiation of a PCT clinical trial of Ovaprene, which is being conducted in collaboration with the Eunice Kennedy Shriver National Institute of Child Health and Human Development (clinicaltrials.gov identifier: NCT03598088). The study is designed to assess general safety, acceptability, and effectiveness in preventing progressively motile sperm from reaching the cervical canal following intercourse and will enroll approximately 50 couples with a target of having at least 25 women complete a total of 21 visits. Each woman’s cervical mucus will be measured at several points during the study. Women will be evaluated over the course of five menstrual cycles, including a baseline measurement excluding the use of any product (during menstrual cycle 1), using a diaphragm (during menstrual cycle 2) and using Ovaprene (during menstrual cycles 3, 4 and 5).
If our ongoing PCT clinical trial demonstrates that Ovaprene is effective in preventing most sperm from progressing into the cervical canal and is safe to use over multiple weeks, we intend to prepare and file an IDE with the FDA to commence a pivotal clinical trial of similar size and duration as the Caya® diaphragm pivotal study, which evaluated pregnancy rates in approximately 250 women over a period of six months. Prior to completing our U.S. pivotal study of Ovaprene, we may seek a Conformite Europeenne, or CE, Mark approval for Europe using a subset of the total pivotal clinical trial population. We believe that the receipt of E.U. or U.S. regulatory approvals can be used to support registration in many other countries around the world.
Sildenafil Cream, 3.6%
Today, there are no FDA-approved products that specifically address the symptoms or underlying pathology of female sexual arousal disorder, or FSAD. Although numerous pharmaceutical products have been developed and approved to treat erectile dysfunction in men, women continue to lack effective options for FSAD, an analogous condition. In February 2018, we announced that we acquired an exclusive worldwide license to develop and commercialize Sildenafil Cream, 3.6%, as a potential treatment for FSAD.
FSAD is characterized primarily by a persistent or recurrent inability to attain or maintain sufficient physical sexual arousal, frequently resulting in distress or interpersonal difficulty. Orally administered sildenafil received FDA approval in 1998 for the treatment of erectile dysfunction in men and is marketed under the brand name Viagra®. Oral sildenafil also demonstrated biological activity when studied in women, but due to differences between male and female physiology, it is expected that a topically administered formulation of sildenafil (applied directly to the genital region) may have advantages over the oral formulation. Sildenafil Cream, 3.6% is a unique, proprietary topical formulation of sildenafil specially formulated for women and designed to be applied directly to the genital tissue. Based on known biological pathways for the molecule, Sildenafil Cream, 3.6% is expected to increase local blood flow to the genital tissue, which we believe will lead to an improvement in genital response and overall sexual experience.
In a Phase 1 clinical study of three escalating doses of topical sildenafil cream (1 g cream with 35 mg sildenafil; 2 g cream with 71 mg sildenafil; and 4 g cream with 142 mg sildenafil) in 20 healthy post-menopausal women using a crossover study design, topical sildenafil demonstrated significantly lower systemic exposure compared to a 50 mg oral sildenafil dose, and topical sildenafil was safe and well tolerated at clinically relevant doses (1-2 g cream). Study subjects reported favorable product characteristics: easy to use and readily absorbed.
In a Phase 2a, single center, single-dose, double-blind, placebo-controlled, 2-way crossover study in 31 women with FSAD (15 pre-menopausal and 16 post-menopausal), topical sildenafil cream demonstrated increases in measurable blood flow to the genital tissue compared to placebo (mean change in vaginal pulse amplitude, or VPA, analysis) using a vaginal photoplethysmograph approximately 30 minutes post-dosing. VPA uses light technology to indicate changes in vaginal engorgement, wherein higher amplitudes indicate higher levels of blood flow.
In the third quarter of 2018, we had a Type C meeting with the FDA regarding the proposed design of our Phase 2b clinical trial for Sildenafil Cream, 3.6% and the overall development program for this product candidate. Based on the guidance we received from that meeting with the FDA, we commenced Phase 2b related activities during the fourth quarter of 2018 with the initiation of a non-interventional study intended to support the validity of specific patient reported outcome, or PRO, measures to assess efficacy of Sildenafil Cream, 3.6%. This non-interventional study is designed to explore the experience of FSAD and to evaluate the relevance of the selected PRO measures based on patients’ own experiences and determine patients’ understanding of the items, instructions, and response options of the selected PRO measures. With this study we seek to identify and document the genital arousal symptoms that will be assessed in our planned at-home Phase 2b trial and in our pivotal studies, and to demonstrate that these symptoms are the most important and relevant to our target population and should be acceptable endpoints for the FDA. In parallel, we will continue to explore additional clinical and non-clinical work that might be valuable or required to support the overall program and the anticipated design of the Phase 2b trial. Because our plan is for the co-primary endpoints used in the Phase 2b trial to reflect the endpoints used in the Phase 3 trials, after the ongoing qualitative study is completed and before the Phase 2b at-home trial is initiated, we plan to request another Type C meeting to obtain the FDA’s guidance on endpoints for our Phase 2b and Phase 3 clinical trials, including whether the FDA agrees that our proposed PRO instruments are content valid for the target population. The timing of when we initiate the Phase 2b at-home trial will be influenced by such guidance.
We plan to leverage the existing data on sildenafil and the established safety profile of the Viagra® brand to pursue the FDA’s 505(b)(2) pathway for approval of Sildenafil Cream, 3.6% in the U.S. If approved, Sildenafil Cream, 3.6% could be the first FDA-approved FSAD treatment option for women.
DARE-HRT1
In April 2018, we announced that we entered into an exclusive, global license with Juniper Pharmaceuticals, Inc., or Juniper, for its novel intravaginal ring, or IVR, technology. Our license covers all rings that were in development by Juniper, as well as additional applications of the IVR technology platform in other therapeutic areas. Unlike other vaginal rings, this IVR technology is designed to release drugs via a solid ethylene vinyl acetate polymer matrix without the need for a membrane or reservoir to contain the active drug or control the release, allowing for sustained drug delivery over time periods ranging from weeks to months.
DARE-HRT1 (formerly known as JNP-0201) is the first product candidate based on Juniper’s IVR technology that we are advancing into clinical development. DARE-HRT1 is a unique IVR that combines bio-identical estradiol and progesterone to treat vasomotor symptoms (VMS) associated with menopause as part of a hormone replacement therapy regimen. Hormone replacement therapy, or HRT, is considered the most effective treatment for VMS and the genitourinary syndrome of menopause and has been shown to prevent bone loss and fracture.
In 2019, we plan to conduct a Phase 1 open-label, three-arm, parallel group study in approximately 30 healthy post-menopausal women to evaluate the pharmacokinetics, or PK, and safety of DARE-HRT1. The primary objectives of the proposed study are to describe the PK parameters of two different dose combinations (estradiol 80 µg/progesterone 4 mg IVR and estradiol 160 µg/progesterone 8 mg IVR) over 28 days, and to identify the steady state PK of each dose combination after 28 days. We expect to report topline results of this clinical study in 2020.

We plan to leverage the existing data and established safety profile of the active ingredients in DARE-HRT1, estradiol and progesterone, to utilize the FDA’s 505(b)(2) pathway for approval of DARE-HRT1 as hormone replacement therapy following menopause in the U.S.
Corporate Information

Until July 2017, our corporate name was Cerulean Pharma Inc., or Cerulean. Cerulean was incorporated in Delaware in December 2005. On July 19, 2017, Cerulean and Daré Bioscience Operations, Inc., a privately held Delaware corporation, or Private Daré, completed a transaction in which the holders of capital stock and securities convertible into capital stock of Private Daré, which holders are collectively referred to as the Private Daré Stockholders, sold their shares of capital stock of Private Daré to Cerulean in exchange for newly issued shares of Cerulean common stock. As a result of that transaction, Private Daré became a wholly owned subsidiary of Cerulean. As of immediately following the closing of that transaction: (i) the Private Daré Stockholders owned approximately 51% of the outstanding common stock of Cerulean, and (ii) the equity holders of Cerulean immediately prior to the closing, collectively, owned approximately 49% of the outstanding common stock of Cerulean. In connection with the transaction, Cerulean changed its name from “Cerulean Pharma Inc.” to “Daré Bioscience, Inc.”

We and our wholly owned subsidiaries, Private Daré, Daré Bioscience Australia Pty LTD, and Pear Tree Pharmaceuticals, Inc., operate in one business segment.

Our principal executive offices are located at 3655 Nobel Drive, Suite 260, San Diego, CA 92122, and our telephone number is (858) 926-7655. Our corporate website is located at www.darebioscience.com. We make available free of charge through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities Exchange Commission, or SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

THE OFFERING

Issuer	Daré Bioscience, Inc.

Common stock offered by us	shares.

Option to purchase additional shares
We have granted to the underwriters an option to purchase up to an additional shares of common stock (up to 15% of the shares of common stock in this offering) at the public offering price, less the underwriting discount. The option is exercisable for 30 days from the date of this prospectus supplement. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the sale of common stock offered hereby. See “Underwriting” on page S-10.

Participation by Insider
The chairman of our board of directors has indicated an interest in purchasing up to $500,000 of our common stock in this offering at the public offering price. However, his indication of interest is not a binding agreement or commitment to purchase, and there is no assurance that he will purchase any shares in this offering. Any shares sold to him will be subject to a lock-up agreement as described in this prospectus supplement.

Use of proceeds
We estimate that the net proceeds to us from the shares sold by us to the underwriters in this offering, after deducting estimated offering expenses payable by us, will be approximately $ million. We intend to use the net proceeds for working capital and general corporate purposes, which include, but are not limited to, advancing our product candidate portfolio and general and administrative expenses. Please see “Use of Proceeds” on page S-9.

Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-7, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Nasdaq Capital Market Symbol	DARE
The number of shares of our common stock to be outstanding after this offering is based on 11,422,161 shares of our common stock issued and outstanding as of April 8, 2019 and excludes:

•	3,750,833 shares of our common stock issuable upon exercise of warrants outstanding as of April 8, 2019, with a weighted-average exercise price of $3.48 per share;

•	2,198,779 shares of our common stock issuable upon exercise of options outstanding as of April 8, 2019, with a weighted-average exercise price of $8.44 per share; and

•	323,560 shares of our common stock reserved and available as of April 8, 2019 for future issuance under our Amended and Restated 2014 Stock Incentive Plan.
Unless otherwise indicated, this prospectus supplement reflects and assumes the following:

•	no exercise of outstanding stock options or warrants described above;

•	no purchases of shares of our common stock by our existing stockholders in this offering (other than the chairman of our board of directors); and

•	no exercise by the underwriters of their over-allotment option to purchase additional shares of our common stock.

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below related to this offering and under Part I, Item IA, "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, before making a decision about investing in our common stock. The risks and uncertainties discussed below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, are not the only ones facing us. We expect to update these risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated Risk Factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our common stock. If any of such risks and uncertainties actually occurs, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Risks Related to this Offering

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.
We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.
Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.
We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company.
If you purchase shares of common stock in this offering, you will experience immediate and substantial dilution.
As of December 31, 2018, our net tangible book value was approximately $6.7 million, or approximately $0.59 per share. Since the effective price per share of common stock being offered in this offering is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock purchased in connection with this offering. Based on the public offering price of $ per share sold in this offering and our net tangible book value per share as of December 31, 2018, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $       per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, to the extent shares are issued upon exercise of outstanding options or warrants at exercise prices lower than the price of our common stock in this offering, you will incur dilution if you purchase common stock in this offering. See “Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could cause the market price of our common stock to drop significantly, even if our business is doing well,” below.
Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could cause the market price of our common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. After this offering, we will have outstanding                shares of common stock based on 11,422,161 shares outstanding as of April 8, 2019. This includes the shares that we are selling in this offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates. Of the remaining shares, approximately shares are subject to a contractual lock-up with the underwriters for this offering for 60 days immediately following the date of the final prospectus supplement for this offering. The representative of the underwriters may, in its sole discretion, release the restrictions on any such shares at any time without notice. After the earlier of the expiration of, or release from, the lock-up period, the holders of these shares may at any time decide to sell their shares in the public market.
The warrants we issued in February 2018 contain anti-dilution provisions that will likely be triggered by this offering.
The warrants to purchase up to 3.72 million shares of our common stock we issued and sold in the underwritten public offering that closed in February 2018 include price-based anti-dilution provisions. As of April 8, 2019, the exercise price of those warrants was $3.00 per share. Under the terms of those warrants, subject to certain limited exceptions, their exercise price will be reduced each time we issue or sell any securities, including in this offering, for a consideration per share less than a price equal to the exercise price of those warrants in effect immediately prior to such issuance or sale. If we issue shares of our common stock for cash, the consideration received therefor will be deemed to be the net amount of consideration we received therefor. As such, the exercise price of the February 2018 warrants will be reduced if the net amount of consideration we receive for shares in this offering is less than $3.00 per share.  Investors in this offering and our other stockholders may be diluted to the extent those warrants are exercised, and the exercise of those warrants or the sale of a significant number of shares issued upon such exercise in the public markets, or the perception that such exercise and/or sales could occur, could adversely affect the price of our common stock. See “There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock,” and “Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could cause the market price of our common stock to drop significantly, even if our business is doing well,” above.

USE OF PROCEEDS
We will have broad discretion in the use of the net proceeds from any sale of securities offered under this prospectus supplement. We intend to use the net proceeds for working capital and general corporate purposes, which include, but are not limited to, advancing our product candidate portfolio and general and administrative expenses. We have not determined the amount of net proceeds to be used specifically for such purposes. Pending the use of any net proceeds, we expect to invest the net proceeds in interest-bearing, marketable securities.

DILUTION
If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.
The net tangible book value of our common stock as of December 31, 2018, was approximately $6,726,620, or approximately $0.59 per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for each share of common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.
After giving effect to the sale of shares of our common stock in the aggregate amount of $ at an offering price of $ per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of December 31, 2018 would have been approximately $            or approximately $            per share. This represents an immediate increase in net tangible book value of approximately $            per share to our existing stockholders and an immediate dilution in as-adjusted net tangible book value of approximately $            per share to new purchasers of our common stock in this offering, as illustrated by the following table:

Offering price per share		$
Net tangible book value per share as of December 31, 2018	$0.59
Increase per share attributable to this offering	$
As-adjusted net tangible book value per share as of December 31, 2018, after giving effect to this offering		$
Dilution per share to new investors participating in this offering		$
The table above is based on 11,422,161 shares of our common stock outstanding as of December 31, 2018, and excludes the following shares:

•	3,750,833 shares of our common stock issuable upon exercise of warrants outstanding as of December 31, 2018 with a weighted-average exercise price of $3.48 per share;

•	1,650,790 shares of our common stock issuable upon exercise of options outstanding as of December 31, 2018, with a weighted-average exercise price of $11.27 per share; and

•	451,244 shares of our common stock reserved and available as of December 31, 2018 for future issuance under our 2014 Stock Incentive Plan.
To the extent that after December 31, 2018 any outstanding options or warrants were or are exercised, new equity awards were or are issued under our equity incentive plan, or we otherwise issued or issue additional shares of common stock in the future at prices per share below the price per share for any shares sold in this offering, there will be further dilution to new investors.

UNDERWRITING
We have entered into an underwriting agreement with Roth Capital Partners, LLC, acting as the representative of the underwriters named below, with respect to the shares of common stock subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase, the number of shares of common stock provided below opposite its name.

Underwriter	Number of Shares
Roth Capital Partners, LLC
Aegis Capital Corp.
Total
The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of common stock if any such shares are taken. However, the underwriter is not required to take or pay for the shares of common stock covered by the underwriters' over-allotment option described below.
Over-Allotment Option
We have granted to the underwriters an option to purchase up to an additional shares of common stock (up to 15% of the shares of common stock in this offering) at the public offering price, less the underwriting discount. The option is exercisable for 30 days from the date of this prospectus supplement. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the sale of common stock offered hereby.
Discount, Commissions and Expenses
The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may offer the shares to securities dealers at the public offering price less a concession not in excess of $                per share. After this offering, the public offering price and concession to dealers may be changed by the underwriters. No such change will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The shares of common stock are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.
The following table shows the underwriting discount payable to the underwriters by us in connection with this offering, prior to deducting expenses payable by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option to purchase additional shares of common stock.

	Per Share	Total Without Exercise of Over- Allotment Option	Total With Exercise of Over- Allotment Option
Public offering price	$	$	$
Underwriting discount (1)	$	$	$
Proceeds, before expenses	$	$	$

(1) The underwriters will receive an 8% underwriting discount in connection with this offering.

We have agreed to reimburse the representative for certain out-of-pocket expenses, including the fees and disbursements of its counsel, up to an aggregate of $125,000. We estimate that the total expenses payable by us in connection with this offering, excluding underwriting discounts and commissions, will be approximately $    .

Right of First Refusal
We have also granted the representative a six-month right of first refusal to act as an underwriter or placement agent for any future public or private equity offering by us or any of our successors or subsidiaries, under certain circumstances.

Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.
Lock-up Agreements
We, our executive officers and directors have agreed, subject to limited exceptions, for a period of 60 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.
Price Stabilization, Short Positions and Penalty Bids
In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising its over-allotment option and/or purchasing shares in the open market.

•
Syndicate covering transactions involve purchases of shares of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
In connection with this offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker's bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Listing and Transfer Agent
Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “DARE.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent's address is 6201 15th Avenue, Brooklyn, NY 11219.
Other Relationships
From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. In the course of its businesses, the underwriters and their affiliates may actively trade our securities or loans for their own accounts or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, the underwriters have not provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain the underwriters to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Breakwater Law Group, LLP, Del Mar, California. The underwriters are being represented by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of Mayer Hoffman McCann P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.darebioscience.com.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We hereby incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC under the Exchange Act File No. 001-36395 (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K):

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on April 1, 2019, including the information specifically incorporated by reference into that report from our definitive proxy statement that will be filed for our 2019 annual meeting of stockholders;

•	our Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 30, 2018;
our Current Reports on Form 8-K filed with the SEC on January 7, 2019, February 5, 2019, February 11, 2019, March 5, 2019, and April 1, 2019; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 4, 2014 (File No. 001-36395), including any amendments thereto or reports filed for the purposes of updating this description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K) (i) after the initial filing date of the registration statement of which this prospectus supplement forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.
Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus supplement. You may also access this information on our website at www.darebioscience.com by viewing the “Financials & filings: SEC filings” subsection of the “Investors” menu. No additional information on our website is deemed to be part of or incorporated by reference into this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
Daré Bioscience, Inc.
3655 Nobel Drive, Suite 260
San Diego, CA 92122
Attn: Chief Financial Officer
Tel: (858) 926-7655

PROSPECTUS
DARÉ BIOSCIENCE, INC.
$60,000,000

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
RIGHTS
PURCHASE CONTRACTS
UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $60,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; common stock, preferred stock or debt securities upon the exercise of warrants or rights; or any combination of our equity securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over- allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “DARE.” On September 6, 2018, the last reported sale price of our common stock was $1.11 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

The aggregate market value of the outstanding shares of our common stock held by non-affiliates is approximately $12.5 million, which was calculated in accordance with General Instruction I.B.6 of Form S-3 and is based on 8,718,709 shares outstanding held by non-affiliates as of September 6, 2018, and a price per share of $1.43, which was the last reported sale price of our common stock on the Nasdaq Capital Market on July 16, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will the aggregate market value of securities sold by us or on our behalf in a primary offering pursuant to the registration statement of which this prospectus forms a part during any 12-calendar-month period exceed one-third of the aggregate market value of our common stock held by non-affiliates, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 21, 2018.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	5
RATIO OF EARNINGS TO FIXED CHARGES	5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	5
USE OF PROCEEDS	6
PLAN OF DISTRIBUTION	7
DESCRIPTION OF COMMON STOCK	8
DESCRIPTION OF PREFERRED STOCK	9
DESCRIPTION OF DEBT SECURITIES	10
DESCRIPTION OF WARRANTS	15
DESCRIPTION OF RIGHTS	16
DESCRIPTION OF PURCHASE CONTRACTS	17
DESCRIPTION OF UNITS	17
CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS	18
LEGAL MATTERS	21
EXPERTS	21
WHERE YOU CAN FIND MORE INFORMATION	21
INCORPORATION OF DOCUMENTS BY REFERENCE	21

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, or purchase contracts to purchase our equity securities, either individually or in units, in one or more offerings, with a total value of up to $60,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities hereunder and the distribution of this prospectus outside the United States. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Daré,” “Daré Bioscience,” “the Company,” “we,” “us,” “our” and similar terms refer to Daré Bioscience, Inc. and its subsidiaries.

PROSPECTUS SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
About Daré Bioscience
We are a clinical-stage biopharmaceutical company committed to the advancement of innovative products for women’s reproductive health. We are driven by a mission to identify, develop and bring to market a diverse portfolio of differentiated therapies that expand treatment options, improve outcomes and facilitate convenience for women, primarily in the areas of contraception, vaginal health, sexual health and fertility. Our business strategy is to license or otherwise acquire the rights to differentiated product candidates in such areas, some of which have existing clinical proof-of-concept data, and to take those candidates through advanced stages of clinical development.
Since July of 2017, we have assembled a portfolio of clinical-stage and preclinical-stage candidates addressing unmet needs in women’s reproductive health. We have used a variety of transaction structures to license, acquire, or obtain an option to acquire the rights to these assets.
Our two clinical-stage assets were obtained through product license and development agreements:

•	Ovaprene, a non-hormonal monthly contraceptive candidate, was licensed in July of 2017 from ADVA-Tec, Inc.; and

•
Topical 5% Sildenafil Citrate Cream, a potential treatment for Female Sexual Arousal Disorder, or FSAD, was licensed in February of 2018 from Strategic Science & Technologies-D, LLC and Strategic Science & Technologies, LLC.

Our preclinical candidates were obtained through the following agreements:

•	in March of 2018, we entered into a collaboration and option agreement with Orbis Biosciences, Inc. covering new injectable contraceptive product candidates;

•	in April of 2018, we licensed the worldwide rights to a portfolio of preclinical intravaginal rings from Juniper Pharmaceuticals, Inc.;

•	in May of 2018, we acquired Pear Tree Pharmaceuticals, Inc., a company that owns the rights to a proprietary vaginal tamoxifen tablet for the treatment of vulvar and vaginal atrophy; and

•	in July of 2018, we acquired certain assets from Hydra Bioscience, Inc., related to a novel target for non-hormonal contraceptives for both men and women.
We expect that the bulk of our development expenses over the next two years will support the advancement of our two clinical-stage product candidates, Ovaprene and Topical 5% Sildenafil Citrate Cream. We initiated a postcoital test, or PCT, clinical trial of Ovaprene in May 2018 and we will commence Phase 2b related activities related to Topical 5% Sildenafil Citrate Cream during the fourth quarter of 2018. In addition to our clinical-stage programs, we also intend to fund a portion of the development expenses of our other preclinical stage assets. Any additional product candidates we may obtain in the future will also require cash to fund their development.
The Ovaprene intravaginal ring, if approved for marketing, requires no intervention at the time of intercourse, does not use hormones and would be intended to provide protection over multiple weeks of use. Ovaprene consists of a silicone-reinforced ring with a soft, absorbable scaffolding that encircles a fluid-permeable barrier. A non-braided, multi-filament mesh in the center of the ring functions as a physical barrier to sperm. The silicone ring also releases two ingredients-ascorbic acid and ferrous gluconate-that act together to create a spermiostatic environment within the vagina.
Ovaprene is a combination product that previously underwent a request for designation process within the Office of Combination Products at the U.S. Food and Drug Administration, or FDA. The FDA designated Center for Devices and Radiological Health, or CDRH, as the lead agency FDA program center for premarket review and product regulation; it also provided notice that CDRH has determined that a Premarket Approval, or PMA, will be required. We intend to develop Ovaprene based on PMA guidelines. If approved, Ovaprene would represent a new category of birth control. In a PCT pilot study conducted in 20 women and published in The Journal of Reproductive Medicine® in 2009, Ovaprene demonstrated the ability to immobilize sperm and prevent their progression into the cervical mucus.
The ongoing PCT clinical trial of Ovaprene is designed to assess general safety, acceptability, and effectiveness in preventing progressively motile sperm from reaching the cervical canal following intercourse. The study is enrolling 50 couples, with the woman to be evaluated over the course of five menstrual cycles, with a target of having at least 25 women complete a total of 21 visits. Each woman’s cervical mucus will be measured at several points during the study, including a baseline measurement at menstrual cycle 1 that excludes the use of any product. Subsequent cycles and visits will include the use of a diaphragm (menstrual cycle 2) and the Ovaprene non-hormonal vaginal ring (menstrual cycles 3, 4 and 5). Data from the PCT clinical trial is expected to be available in the second half of 2019. If there is demonstration of feasibility in the PCT clinical trial, we intend to prepare and file an Investigational Device Exemption with the FDA to commence a pivotal clinical trial to support marketing approvals of Ovaprene in the United States, Europe and other countries worldwide.
Our Topical 5% Sildenafil Citrate Cream, which incorporates sildenafil, the same active ingredient in male erectile dysfunction drug Viagra®, if approved, could be the first FDA-approved FSAD treatment option for women. FSAD is characterized primarily by an inability to attain or maintain sufficient physical sexual arousal, frequently resulting in distress or interpersonal difficulty. Topical 5% Sildenafil Citrate Cream is specifically designed to increase blood flow locally to the vulvar-vaginal tissue in women, leading to a potential improvement in genital arousal response and overall sexual experience.
We plan to pursue the 505(b)(2) regulatory pathway for Topical 5% Sildenafil Citrate Cream in the U.S. to leverage the existing data and established safety profile of the Viagra® brand. During the third quarter of 2018, we had a Type C meeting with the FDA regarding the design of our Phase 2b clinical trial for Topical 5% Sildenafil Citrate Cream and the overall development program for it. Based on the FDA guidance we received from that meeting, we will commence Phase 2b related activities during the fourth quarter of 2018 with the initiation of the content validity patient reported outcome, or PRO, study. In parallel, we will continue to explore additional clinical and non-clinical work that might be valuable or required to support the overall program and the anticipated design of the Phase 2b. Because our plan is for the co-primary endpoints used in the Phase 2b to reflect the endpoints used in the Phase 3 trials, after the qualitative study is completed and before the Phase 2b at-home trial is initiated, we plan to request another Type C meeting to obtain the FDA’s guidance on whether it agrees that the PRO instruments are content valid for the target population. The timing of when we initiate the Phase 2b at-home trial will be influenced by such guidance.
Additional Information
For additional information related to our business and operations, please refer to the annual and quarterly reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page 21 of this prospectus.
Corporate Information
We were incorporated under the laws of the State of Delaware in November 2005 under the name Tempo Pharmaceuticals, Inc. From October 2008 until July 20, 2017, the name of our company was Cerulean Pharma Inc., or Cerulean. On July 19, 2017, Cerulean and Daré Bioscience Operations, Inc., a privately held Delaware corporation, or Private Daré, completed a business combination transaction in accordance with the terms of the Stock Purchase Agreement, dated as of March 19, 2017, or the Daré Stock Purchase Agreement, by and among Cerulean, Private Daré and the holders of capital stock and securities convertible into capital stock of Private Daré named therein, or the Private Daré Stockholders. Pursuant to the Daré Stock Purchase Agreement, each Private Daré Stockholder sold their shares of capital stock of Private Daré to the Company in exchange for newly issued shares of the Company’s common stock and, as a result, Private Daré became a wholly-owned subsidiary of the Company and the Private Daré Stockholders became majority shareholders of the Company. In accordance with the terms of the Daré Stock Purchase Agreement, the Company changed its name from “Cerulean Pharma Inc.” to “Daré Bioscience, Inc.”
Our principal executive offices are located at 3655 Nobel Drive, Suite 260, San Diego, California 92122 and our telephone number at that address is (858) 926-7655. We maintain a website at www.darebioscience.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

Offerings Under This Prospectus
Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any such securities, or purchase contracts to purchase our equity securities, either individually or in units, with a total value of up to $60,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.
The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.
This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K), and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

RATIOS OF EARNINGS TO FIXED CHARGES
Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain or incorporate by reference forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” project,” “target,” “tend to,” or the negative version of these words and similar expressions.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the heading “Risk Factors” contained or incorporated in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements contained or incorporated in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Given these uncertainties, you should not place undue reliance on any forward-looking statement. The following factors are among those that may cause such differences:

•	Inability to raise additional capital, under favorable terms or at all;

•	Inability to successfully attract partners and enter into collaborations on acceptable terms;

•
Failure to select or capitalize on the most scientifically, clinically or commercially promising or profitable indications or therapeutic areas for our product candidates due to limited financial resources;

•	Inability to develop and commercialize our product candidates;

•	Failure or delay in starting, conducting and completing clinical trials or obtaining FDA or foreign regulatory approval for our product candidates in a timely manner;

•	A change in the FDA’s primary oversight responsibility;

•	A change in regulatory requirements for our product candidates, including the development pathway pursuant to the FDA’s Section 505(b)(2);

•
Unsuccessful clinical trials stemming from clinical trial designs, failure to enroll a sufficient number of patients, higher than anticipated patient dropout rates, failure to meet established clinical endpoints, undesirable side effects and other safety concerns;

•	Negative publicity concerning the safety and efficacy of our product candidates, or of product candidates being developed by others that share characteristics similar to our candidates;

•	Inability to demonstrate sufficient efficacy of our product candidates;

•	Loss of our licensed rights to develop and commercialize a product candidate as a result of the termination of the underlying licensing agreement;

•	Monetary obligations and other requirements in connection with our exclusive, in-license agreements covering the critical patents and related intellectual property related to our product candidates;

•	Developments by our competitors that make our product candidates less competitive or obsolete;

•	Dependence on third parties to conduct clinical trials and to manufacture product candidates;

•	Dependence on third parties to supply, market and distribute products;

•	Failure of our product candidates, if approved, to gain market acceptance or obtain adequate coverage for third party reimbursement;

•
A reduction in demand for contraceptives caused by an elimination of current requirements that health insurance plans cover and reimburse FDA-cleared or approved contraceptive products without cost sharing;

•	Lack of precedent to help assess whether health insurance plans will cover one of our product candidates;

•	The reimbursement environment relating to our product candidates at the time we obtain regulatory approval, if ever;

•	Difficulty in introducing branded products in a market made up of generic products;

•	Inability to adequately protect or enforce our, or our licensor’s, intellectual property rights;

•	Lack of patent protection for the active ingredients in certain of our product candidates which could expose our products to competition from other formulations using the same active ingredients.

•	Higher risk of failure associated with product candidates in preclinical stages of development that may lead investors to assign them little to no value and make these assets difficult to fund;

•	Disputes or other developments concerning our intellectual property rights;

•	Actual and anticipated fluctuations in our quarterly or annual operating results;

•	Price and volume fluctuations in the overall stock markets, and in our stock in particular, which could subject us to securities class-action litigation;

•	Litigation or public concern about the safety of our potential products;

•
Strict government regulations on our business, including various fraud and abuse laws, including, without limitation, the U.S. federal Anti-Kickback Statute, the U.S. federal False Claims Act and the U.S. Foreign Corrupt Practices Act;

•	Regulations governing the production or marketing of our product candidates;

•	Loss of, or inability to attract, key personnel; and

•	Increased costs as a result of operating as a public company, and substantial time devoted by our management to compliance initiatives and corporate governance practices.
Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events, except as required by law.
USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement and any free writing prospectus in connection with a specific offering, we intend to use the net proceeds from the sale of securities under this prospectus for working capital and other general corporate purposes. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;
•	market prices prevailing at the time of sale;
•	prices related to the prevailing market prices; or
•	negotiated prices.

     We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on the Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 120,000,000 shares of common stock, par value $0.0001 per share. As of September 6, 2018, we had 11,422,161 shares of common stock outstanding.

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to the section of this prospectus entitled “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and By-laws” and our Restated Certificate of Incorporation, as amended, referred to herein as our restated certificate of incorporation, and our Second Amended and Restated By-laws, as amended, referred to herein as our restated by-laws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General
Voting Rights
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, except that unless otherwise required by law, holders of our common stock are not entitled to vote on any amendment to the certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock, if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more such other series, to vote thereon pursuant to the certificate of incorporation. Holders of our common stock do not have cumulative voting rights.
An election of directors will be decided by a plurality of the votes cast by the stockholders entitled to vote on the election at a duly held stockholders’ meeting at which a quorum is present. All other questions will be decided by a majority of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present, except when a different vote is required by law, our certificate of incorporation or by-laws.
Dividends
Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend or other rights of any series of preferred stock that we may designate and issue in the future.
Liquidation and Dissolution
In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.
Other Rights
Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, with offices at 6201 15th Avenue, Brooklyn, NY 11219.
Stock Exchange Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol "DARE."
DESCRIPTION OF PREFERRED STOCK
We are authorized to issue 5,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, no shares of our preferred stock were outstanding or designated. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our restated certificate of incorporation and restated by-laws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.
General
Our board of directors may, from time to time, direct the issuance of shares of preferred stock in one or more series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, unless and only to the extent stockholder approval is required by the listing standards of any securities exchange on which our securities are listed, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.
If we offer a specific series of preferred stock under this prospectus, we will describe the terms of that series of preferred stock in the prospectus supplement for such offering and will file a copy of the amended and restated certificate of incorporation or the certificate of designations establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference, if any, per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company; and

•
any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company.

Transfer Agent and Registrar
The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.
Stock Exchange Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol “DARE.”

DESCRIPTION OF PREFERRED STOCK
We are authorized to issue 5,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, no shares of our preferred stock were outstanding or designated. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our restated certificate of incorporation and restated by-laws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.
General
Our board of directors may, from time to time, direct the issuance of shares of preferred stock in one or more series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, unless and only to the extent stockholder approval is required by the listing standards of any securities exchange on which our securities are listed, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.
If we offer a specific series of preferred stock under this prospectus, we will describe the terms of that series of preferred stock in the prospectus supplement for such offering and will file a copy of the amended and restated certificate of incorporation or the certificate of designations establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference, if any, per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company; and

•
any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company.

Transfer Agent and Registrar
The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.
We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.
General
Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.
We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•
the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•
the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction
The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.
Events of Default Under the Indenture
The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•
the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.
Modification of Indenture; Waiver
The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.
In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.
In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange, and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.
DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS
General
We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock, warrants or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.
Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Rights Agent
The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of equity securities issued by us.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such equity securities issued by us at a specified purchase price, which may be based on a formula, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
Any purchase contracts we issue will be physically settled by delivery of the securities. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness.
DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, or purchase contracts to purchase our equity securities, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant, right or purchase contract included in each unit, as applicable.
Unit Agent
The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE
COMPANY’S CERTIFICATE OF INCORPORATION AND BY-LAWS
Anti-Takeover Provisions
Delaware Law
We are subject to Section 203 of the Delaware General Corporation Law, or the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. The provisions of Section 203 may deter a hostile takeover or delay a change in control.
Staggered Board; Removal of Directors
Our restated certificate of incorporation and restated by-laws divide our board of directors into three classes with staggered three year terms. In addition, our restated certificate of incorporation and restated by-laws provide that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. Under our restated certificate of incorporation and restated by-laws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Furthermore, our restated certificate of incorporation provides that the authorized number of directors may be changed only by the resolution of our board of directors, subject to the rights of any holders of preferred stock to elect directors. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors, change the authorized number of directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.
Authorized but Unissued Shares
The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of any securities exchange on which our shares are listed. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Stockholder Action; Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our restated certificate of incorporation and restated by-laws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our restated certificate of incorporation and restated by-laws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our board of directors, the chairman of our board of directors or our chief executive officer, and may not be called by any other person or persons. In addition, our restated by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting, who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting in compliance with the applicable procedures set forth in our restated by-laws, and who was also a stockholder on the date of the giving of such notice. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions also could discourage a third party from making a tender offer for our common stock because even if the third party acquired a majority of our outstanding voting stock, it would be able to take action as a stockholder, such as electing new directors or approving a merger, only at a duly called stockholders meeting and not by written consent.
Super Majority Voting
The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our restated by-laws may be amended or repealed by a majority vote of the directors present at any meeting of our board of directors at which a quorum is present or by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any annual election of directors or class of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any annual election of directors or class of directors is required to amend or repeal or to adopt any provision inconsistent with certain of the provisions of our restated certificate of incorporation, including the provisions governing amendment or repeal of our restated by-laws, removal of directors, stockholder action, and special meetings of stockholders.

Limitation of Liability and Indemnification
Section 102 of the DGCL permits a corporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any willful or negligent violation of sections of the DGCL related to the declaration and payment of dividends and to the purchase or redemption of the corporation’s capital stock; or (iv) for any transaction from which the director derived an improper personal benefit.
Our restated certificate of incorporation provides that no director of our corporation shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Our restated certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us), by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.
Our restated certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.
Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Chancery Court or the court in which the action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
We have entered into indemnification agreements with our directors and certain officers, in addition to the indemnification provided in our restated certificate of incorporation, and intend to enter into indemnification agreements with any new directors and executive officers in the future. In general, these agreements provide that we will indemnify the director or officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that the director or officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or officer, as applicable. We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
The foregoing discussion of our restated certificate of incorporation, restated by-laws, indemnification agreements and Delaware law is not intended to be exhaustive and is qualified in its entirety by such documents or law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS
Mayer Hoffman McCann P.C., an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in its report, which is incorporated by reference in this prospectus and the registration statement. Our financial statements are incorporated by reference in reliance on Mayer Hoffman McCann P.C.’s report, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s website at http://www.sec.gov. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.
We also maintain a website at www.darebioscience.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 28, 2018 (as amended by Amendment No. 1 on Form 10-K/A filed on April 30, 2018);

•
our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the SEC on May 14, 2017, and for the fiscal quarter ended June 30, 2018, filed with the SEC on August 13, 2018;

•
our Current Reports on Form 8-K filed with the SEC on January 4, 2018, February 12, 2018, February 13, 2018, April 11, 2018, April 30, 2018, May 4, 2018, June 1, 2018, July 12, 2018, August 27, 2018 and September 5, 2018 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto);

•
the description of our common stock contained in our Registration Statement on Form 8-A filed on April 4, 2014 (File No. 001-36395), including any amendments thereto or reports filed for the purpose of updating such description; and

•
all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents (other than current reports on Form 8‑K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K).

The SEC file number for each of the documents listed above is 001-36395.
In addition, all reports and other documents filed by us pursuant to the Exchange Act (other than current reports on Form 8‑K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K) after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:
Daré Bioscience, Inc.
3655 Nobel Drive, Suite 260
San Diego, CA 92122
Attn: Chief Financial Officer
Telephone: (858) 926-7655
You may also access these documents on our website, www.darebioscience.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

DARÉ BIOSCIENCE, INC.
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Shares of Common Stock
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PROSPECTUS SUPPLEMENT
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Sole Book-Running Manager
Roth Capital Partners

Co-Manager
Aegis Capital Corp.

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